Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Northwest Pipe Company

Vancouver, WA

We consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333‑249637) and Form S‑8 (Nos. 333‑190854 and 333‑152573) of Northwest Pipe Company, of our report dated June 4, 2021, with respect to the financial statements of Park Environmental Equipment, Ltd. for the year ended December 31, 2020, included in this Current Report on Form 8‑K/A of Northwest Pipe Company.

/s/ Armanino LLP

Armanino LLP

Dallas, Texas

December 22, 2021